EXHIBIT 10.2
SETTLEMENT AGREEMENT AND GENERAL RELEASE
     This Settlement Agreement and General Release (“Release Agreement”) is made and entered into by and between Carl J. Johnson (“Executive”) and Matrixx Initiatives, Inc. and all of its affiliated companies and divisions (collectively referred to as the “Company”), and is intended by the parties hereto to settle and dispose of all claims and liabilities that exist between Executive and Company. All initially capitalized terms not otherwise defined herein will have the meaning ascribed to them in the Amended and Restated Employment Agreement, dated as of October 18, 2006, by and between the Company and Executive (the “Employment Agreement”).
RECITALS
     A. Executive retired as President and Chief Executive Officer of the Company, effective October 31, 2008, but will remain a part-time employee of the Company until March 31, 2009 pursuant to the Separation Agreement, dated as of the date hereof (the “Separation Agreement”), between Company and Executive. It is expressly understood by the parties that the Company will not provide the Additional Benefits, as defined in the Separation Agreement, until Executive signs this document and does not revoke his signature within the allowed seven (7) days.
     C. By entering into this Release Agreement, the parties mutually and voluntarily agree to resolve all disputes between them and be legally bound by the terms set forth below.
COVENANTS
     NOW, THEREFORE, for valuable consideration, including the consideration provided in the Separation Agreement, the parties agree as follows:
I.
     A. Executive, on behalf of himself, his marital community, and his heirs or assigns, expressly releases Company and its subsidiaries, affiliated companies, directors, officers, all of their agents, employees, and attorneys; and all their predecessors and successors (collectively the “Released Entities”) from ANY AND ALL RIGHTS, CLAIMS, DEMANDS, CAUSES OF ACTION, OBLIGATIONS, DAMAGES, PENALTIES, FEES, COSTS, EXPENSES, AND LIABILITIES OF ANY NATURE WHATSOEVER WHICH EXECUTIVE HAS, HAD, OR MAY HAVE HAD AGAINST COMPANY OR ANY OR ALL OF THE RELEASED ENTITIES IN CONNECTION WITH ANY CAUSE OR MATTER WHATSOEVER, WHETHER KNOWN OR UNKNOWN TO THE PARTIES AT THE TIME OF EXECUTION OF THIS RELEASE AGREEMENT AND EXISTING FROM THE BEGINNING OF TIME TO THE DATE OF THE EXECUTION OF THIS RELEASE AGREEMENT AND INCLUDING, WITHOUT LIMITATION, ALL MATTERS RELATED TO EXECUTIVE’S EMPLOYMENT WITH THE COMPANY, THE EMPLOYMENT AGREEMENT AND THE TERMINATION OF HIS SERVICE AS PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THE COMPANY.

     By signing this Release Agreement, Executive agrees to FULLY WAIVE AND RELEASE ALL CLAIMS without limitation, such as attorneys’ fees, and all rights and claims arising out of, or relating to, his employment or termination of service as President and Chief Executive Officer, with the Company including, BUT NOT LIMITED TO, any claim or other proceeding arising under:
•	The Civil Rights Act of 1866 (“Section 1981”);

•	Title VII of the Civil Rights Act of 1964 as amended by the Civil Rights Act of 1991;

•	The Americans with Disabilities Act (“ADA”);

•	The ADA Amendments Act of 2008;

•	The Age Discrimination in Employment Act (“ADEA”);

•	The Labor Management Relations Act (“LMRA”);

•	The National Labor Relations Act (“NLRA”);

•	The Fair Labor Standards Act (“FLSA”);

•	The Family and Medical Leave Act (“FMLA”);

•	The Arizona Civil Rights Act;

•	The Arizona Employment Protection Act;

•	The Employee Retirement Income Security Act of 1974 (“ERISA”);

•	The Rehabilitation Act of 1973;

•	The Occupational Safety and Health Act; and/or

•	Any common law or statutory cause of action arising out of Executive’s employment or termination of employment with the Company.
     This Release Agreement may be used to completely bar any action or suit before any court, arbitral, or administrative body with respect to any claim under federal, state, local or other law relating to this Release Agreement or to Executive’s employment and/or termination of service as President and Chief Executive Officer of the Company or any other positions held with its subsidiaries, affiliates, related entities, predecessors, parents or divisions. Furthermore, Executive specifically agrees that he will not be entitled to any further payment of any kind following any future “Change of Control” as defined in the Employment Agreement. Notwithstanding any provision hereof to the contrary, however, Executive does not release his rights to indemnification under provisions of the Company’s certificate of incorporation, bylaws or applicable law, his rights under the Separation Agreement or his rights with respect to any claims that arise after the execution of this Release Agreement.
II.
     Executive shall deliver to Company (a) any documents, materials, files, or computer files, or copies, reproductions, duplicates, transcriptions, or replicas thereof, relating to Company’s business or affairs, which are in Executive’s possession or control, or of which Executive is aware, and (b) any documents, materials, files, computer files, or copies, reproductions, duplicates, transcriptions or replicas thereof, which are in Executive’s possession or control, or of which Executive is aware, belonging to Company or any other affiliated entities. Executive will make a diligent search for the aforementioned items and will delete any such items that may be stored in electronic or other form on any computer or other electronic device in Executive’s possession or under his control. Executive will deliver these items to Company by December 19,

2008, along with any other Company property, and, upon the Company’s request, will promptly provide the Company with written affirmation of Executive’s compliance with this Paragraph II.
III.
     Executive, by his execution of this Release Agreement, avows that the following statements are true:
     A. That he has been given the opportunity and has in fact read this entire Agreement and the Separation Agreement, that they are in plain language, and that he has had all questions regarding the meaning of such agreements answered to his satisfaction;
     B. That he has been advised to seek independent advice and/or counsel of his choosing and that he has been given the full opportunity to seek such advice and/or counsel;
     C. That he fully understands the contents of this Release Agreement and the Separation Agreement and understands that this Release Agreement is a FULL WAIVER OF ALL CLAIMS, including arbitration claims and awards, including any rights under the ADEA and as to ADEA claims is not a waiver of future claims;
     D. That this FULL WAIVER OF ALL CLAIMS is given in return for valuable consideration, as provided under the terms of this Release Agreement and the Separation Agreement;
     E. That he enters into this Release Agreement and the Separation Agreement knowingly and voluntarily in exchange for the promises referenced in this Release Agreement and the Separation Agreement and that no other representations have been made to him to induce or influence his execution of this Release Agreement or the Separation Agreement; and
     F. That he understands his continuing obligations under the Employment Agreement, including but not limited to his obligations (a) to maintain the confidentiality of Confidential Information (§ 5.3 of the Employment Agreement), (b) not to compete with the Company or its affiliates for a one year period ending October 31, 2009 (§ 5.9(a) of the Employment Agreement), (c) not to solicit or induce, directly or indirectly, any Company employee to leave the employ of the Company for a one year period ending October 31, 2009 (§ 5.9(f) of the Employment Agreement), and (iv) not to solicit or induce, either directly or indirectly, any client, customer or prospective client or customer, for the purpose of competing with the Company for a one year period ending October 31, 2009 (§5.9(g) of the Employment Agreement).
IV.
     The parties confirm their continuing obligations under Section 5.10 of the Employment, which provides as follows:
During the term of this [Employment] Agreement, the Non-Competition Period, the Employee Non-Solicitation Period, and the Customer Non-Solicitation Period, the

Executive will not disparage the Company nor will the Company, or its representatives, disparage Executive.
V.
     Executive understands and agrees that Company will suffer irreparable harm in the event that he breaches any of his obligations under this Release Agreement and that monetary damages will be inadequate to compensate Company for such breach. Accordingly, Executive agrees that, in the event of his breach or threatened breach of any of the provisions of this Release Agreement, Company, in addition to and not in limitation of any other rights, remedies, or damages available to Company at law or in equity, shall be entitled to (a) terminate the “Additional Benefits” under the Separation Agreement and (b) obtain a temporary restraining order, preliminary injunction, and permanent injunction in order to prevent or to restrain any such breach by Executive or by any or all of his partners, co-venturers, employers, employees, servants, agents, representatives, and any and all persons directly or indirectly acting for, or on behalf of, or with him. Company may seek such relief pursuant to a court action notwithstanding the arbitration provision set forth in Paragraph VII of this Release Agreement.
VI.
     The provisions of this Release Agreement are severable. This means that if any provision is invalid, it will not affect the validity of the other provisions. If the scope of any restrictions of this Release Agreement should ever be deemed to exceed that permitted by applicable law or be otherwise overbroad, Executive agrees that a court of competent jurisdiction shall enforce that restriction to the maximum scope permitted by law under the circumstances.
VII.
     Any disputes arising in connection with this Release Agreement, other than disputes arising under Paragraphs III(F), V and XI shall be resolved by binding arbitration in accordance with the rules and procedures of the American Arbitration Association. Judgment upon any award entered by the arbitrator may be entered in any court having jurisdiction of this matter. Costs of the arbitration shall be borne equally by the parties. Unless the arbitrator otherwise determines, the party that does not prevail in any such action shall reimburse the other party for his or its reasonable attorneys’ fees incurred with respect to such arbitration.
VIII.
     Executive agrees to provide ongoing litigation support by making himself reasonably available to the Company in connection with ongoing or new litigation or other proceedings to which the Company is, or may become, a party and for which he may have relevant information or knowledge. The Company will pay Executive $250 per hour for litigation support service and reimburse Executive for reasonable travel and other expenses incurred by Executive in providing this assistance. Executive agrees to cooperate fully with the Company and its counsel in connection with any such legal matters relating to the Company in which Company determines that Executive has relevant information. Executive’s cooperation will include meeting with

Company’s attorneys, providing the attorneys with requested information, consenting to depositions and interviews, and appearing as a witness on behalf of Company in any government investigation, formal or informal, in which Company or any of its affiliates is a respondent, subject, or called upon to be interviewed or examined under oath as a third party. Except as otherwise provided in this Release Agreement, with respect to any such depositions, interviews, and appearances, Executive agrees to be represented by Company’s counsel and to work with such counsel in preparation therefor.
IX.
     By his signature below, Executive affirms that he has been given at least 21 days during which to consider this Release Agreement and the Separation Agreement. Executive has been advised to seek legal counsel prior to signing this Release Agreement and the Separation Agreement.
X.
     Executive may revoke this Release Agreement at any time within seven (7) days following his execution of the Agreement. Such revocation must be provided in writing and received during the seven (7) day revocation period. To be effective, the revocation must be received by the following individual:
Mr. Art Calderon
Director, Human Resources
Matrixx Initiatives, Inc.
8515 E. Anderson Drive
Scottsdale, AZ 85255
     This Release Agreement and the Separation Agreement shall not become effective or enforceable until the foregoing revocation period has expired.
XI.
     Executive agrees that he will not disclose any of the terms of this Release Agreement except (a) as required by law; (b) to secure advice from a legal advisor, (c) as required by an employer or potential employer, or (d) in a legal action to enforce the terms of this Release Agreement. Executive agrees that if he fails to abide by this confidentiality provision, Company may reclaim any and all amounts paid under this Release Agreement or the Separation Agreement, without waiving the release granted herein.
XII.
     This Release Agreement, together with the Separation Agreement, constitutes the sole and entire Agreement between the parties hereto, and supersedes any and all understandings and agreements made prior hereto, other than the Employment Agreement. There are no collateral understandings, representations, or agreements other than those contained herein, in the

Separation Agreement or in the Employment Agreement. It is understood and agreed that the execution of this Release Agreement by the Company is not an admission of liability on its part to Executive, but is an agreement to put to rest any claim of any kind whatsoever relating to the employment relationship or otherwise, except that the parties may enforce their respective rights under the Employment Agreement to the extent they are not inconsistent with this Release Agreement. This Release Agreement may not be changed orally, but only by a written agreement signed by Executive and Company.
XIII.
       The laws of the State of Arizona will apply to this Release Agreement.
XIV.
     Except as otherwise provided herein and for Executive’s obligations contained in the Separation Agreement and in the Employment Agreement, the Company, on behalf of itself and its Board of Directors, subsidiaries, affiliated companies, and all their predecessors and successors hereby release Executive and his heirs or assigns, (collectively the “Released Parties”) from ANY AND ALL RIGHTS, CLAIMS, DEMANDS, CAUSES OF ACTION, OBLIGATIONS, DAMAGES, PENALTIES, FEES, COSTS, EXPENSES, AND LIABILITIES OF ANY NATURE WHATSOEVER WHICH THE COMPANY HAS, HAD, OR MAY HAVE HAD AGAINST THE RELEASED PARTIES OR ANY OR ALL OF THE RELEASED PARTIES IN CONNECTION WITH ANY CAUSE OR MATTER WHATSOEVER, WHETHER KNOWN OR UNKNOWN TO THE PARTIES AT THE TIME OF EXECUTION OF THIS RELEASE AGREEMENT AND EXISTING FROM THE BEGINNING OF TIME TO THE DATE OF THE EXECUTION OF THIS RELEASE AGREEMENT AND INCLUDING, WITHOUT LIMITATION, ALL MATTERS RELATED TO EXECUTIVE’S EMPLOYMENT WITH THE COMPANY AND THE TERMINATION OF HIS SERVICE AS THE PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THE COMPANY.
     By signing this Release Agreement, the Company agrees to FULLY WAIVE AND RELEASE ALL CLAIMS.
     This Release Agreement may be used to completely bar any action or suit before any court, arbitral, or administrative body with respect to any claim under federal, state, local or other law relating to this Release Agreement or to Executive’s employment and/or termination of his service as the President and Chief Executive Officer of the Company or any other positions held with its subsidiaries, affiliates, related entities, predecessors, parents or divisions.
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     IN WITNESS WHEREOF, the parties hereto have duly executed this Release Agreement as of the day and year first above written.

Date: December ___, 2008

Carl Johnson

MATRIXX INITIATIVES, INC.

Date: December ___, 2008

By:

Its: